UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 23, 2025
ORIGIN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Louisiana	001-38487	72-1192928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 South Service Road East
Ruston, Louisiana 71270

(Address of principal executive offices including zip code)
(318) 255-2222

(Registrant's telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $5.00 per share	OBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders
On April 23, 2025, the Company held its Annual Meeting in Choudrant, LA. Of the 31,244,006 shares of common stock eligible to vote at the Annual Meeting, 26,885,956 shares were represented in person or by proxy, representing approximately 86.05% of the outstanding shares as of the record date for the Annual Meeting. The final voting results of voting on each of the proposals submitted to stockholders at the Annual Meeting are as follows:
Proposal 1 - Elect 11 directors to serve until the 2026 annual meeting of stockholders and until their successors are elected and qualified.

Election of Directors:	For	Against	Abstain	Broker Non-Vote
01 Daniel Chu	22,578,356	19,005	12,638	4,275,957
02 James D'Agostino, Jr.	22,183,478	417,580	8,941	4,275,957
03 James Davison, Jr.	22,562,350	39,111	8,538	4,275,957
04 A. La'Verne Edney	22,255,479	237,560	116,960	4,275,957
05 Meryl Farr	21,907,072	693,969	8,958	4,275,957
06 Richard Gallot, Jr.	22,586,271	14,193	9,535	4,275,957
07 Stacey Goff	22,527,840	71,624	10,535	4,275,957
08 Cecil Jones	22,571,830	27,820	10,349	4,275,957
09 Michael Jones	21,850,407	748,880	10,712	4,275,957
10 Gary Luffey	22,451,419	146,554	12,026	4,275,957
11 Drake Mills	22,301,139	303,618	5,242	4,275,957
Proposal 2 - Approve, on a non-binding advisory basis, the compensation of our named executive officers (“NEOs”) (the “Say-On-Pay Proposal”)

For	Against	Abstain	Broker Non-Vote
21,838,458	746,502	25,039	4,275,957
Proposal 3 - Ratify the appointment of Forvis Mazars, LLP, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain	Broker Non-Vote
26,710,375	153,403	22,178	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 25, 2025	ORIGIN BANCORP, INC.

By: /s/ William J. Wallace, IV
William J. Wallace, IV
Senior Executive Officer and Chief Financial Officer